Laudus Funds - Subadviser Affiliated Underwriting
Certification (Rule 10f-3)

Subadviser:	UBS Global Asset Management (Americas) Inc.
Fund:	Laudus Growth Investors US Large Cap Growth Portfolio
Period:	Quarter Ended June 30, 2013

Transaction Information
Name of Security: Quintiles Transnational
CUSIP/ISIN: 74876Y101
Total Offering (USD):947,368,400
Total Purchased (USD):4,884,000 (10,000,000 firm wide)
Price/Unit (USD): 40
Trade date: 5/9/2013
Purchased from: Barclays

Yes No
Eligible for purchase? x
Lowest price paid by any purchaser? x
Purchased on first date on which sales were made? x
Reasonability test passed? x
Less than 25% of total offering amount? x
No compensation to affiliated broker? x
Firm commitment underwriting? x

Other syndicate members (list names):

Morgan Stanley, Barclays, J.P.Morgan,
Citigroup, Goldman, Sachs & Co.,
Wells Fargo Securities, BofA Merrill Lynch,
Deutsche Bank Securities, Baird, William Blair,
Jefferies, Guggenheim Securities, Piper Jaffray,
Raymond James, RBC Capital Markets, UBS Investment Bank

To the best of my knowledge, I, the undersigned, hereby certify that for the Period the transactions listed above were made in compliance with the Rule 10f-3 Procedures approved by the Board of Trustees of Laudus Trust.


Name:	Leesa Merrill

Title:	Compliance Officer



Signature:



Date	7/22/2013










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